UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2009

VERICHIP CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On July 22, 2009, VeriChip Corporation (the “Company”) issued a press release announcing that it received $4.4 million in escrow proceeds related to the July 2008 sale of its former subsidiary, Xmark Corporation (“Xmark”), to The Stanley Works (“Stanley”). The Company believes that, as of the date of this Report, the Company has regained compliance with the stockholders’ equity requirement of $2.5 million applicable to continued listing on the Nasdaq Capital Market. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.
The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2009 has been prepared to reflect the recognition of the deferred gain from the Company’s sale of Xmark to Stanley. This Pro Forma Condensed Consolidated Balance Sheet only reflects the impact of released escrow funds and the resulting gain. It does not reflect the results of operations since March 31, 2009.
The Board of Directors of the Company is continuing to explore potential strategic opportunities.
VERICHIP CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
At March 31, 2009
(dollars in thousands)

			Pro Forma
	March 31,	Pro Forma	as
	2009	Adjustments[1,2]	Adjusted

ASSETS
Cash	$2,211	$4,433	$6,644
Other current assets	251	—	251

Total current assets	2,462	4,433	6,895

Restricted Cash	4,548	(4,548)	—
Other Assets	36	—	36

	$7,046	$(115)	$6,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$987	$—	$987
Deferred gain	4,500	(4,500)	—

Total Liabilities	5,487
Total Stockholders’ Equity	1,559	4,385	5,944

	$7,046	$(115)	$6,931

Notes:
(1) Adjustment reflects the recognition of the previously deferred gain from the Company’s sale of its subsidiary, Xmark Corporation, to The Stanley Works in July 2008. The $4.5 million previously held in escrow has been released with net proceeds to the Company of $4.4 million.

(2) The total amount of the escrow was reduced by $115 thousand, which represented the negotiated settlement of the final balance sheet adjustment, pursuant to the Stock Purchase Agreement between the Company and Stanley dated May 15, 2008.
The Unaudited Pro Forma Condensed Consolidated Balance Sheet does not purport to be indicative of the financial position or results of operations of the Company as of the date or for such period, nor is it intended to project the Company’s future financial position or results of operations. The Unaudited Pro Forma Condensed Consolidated Balance Sheet and the accompanying notes should be read together with the Company’s unaudited condensed consolidated financial statements and accompanying notes as of and for the quarter ended March 31, 2009, and Management’s Discussion and Analysis included in the Company’s Quarterly Report on Form 10-Q, as amended, for the quarter ended March 31, 2009.
Item 9.01 Exhibits.
(d) Exhibits
99.1	Press Release issued by VeriChip Corporation on July 22, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriChip Corporation

Date: July 23, 2009	/s/ William J. Caragol

William J. Caragol
Acting Chief Financial Officer

Exhibit Number	Description
99.1	Press Release issued by VeriChip Corporation on July 22, 2009